Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Daulat Nijjar, President, Director,  President, Chief Executive and Operating Officer, Treasurer, and Secretary of Coastline Corporate Services, Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended April 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated: July 29, 2010

By: /s/ Daulat Nijjar
Name: Daulat Nijjar
Title: Director, President, Chief Executive Officer,
Chief Operating Officer, Treasurer, and Secretary
(Principal Executive, Financial & Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Coastline Corporate Services, Inc. and will be retained by Coastline Corporate Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.